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Exhibit 99.2

DUKE REALTY CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
For the Year Ended December 31,
(in thousands, except per share amounts)

	Year Ended
	December 2002	December 2001	December 2000
RENTAL OPERATIONS:
Revenues:
Rental income	$682,397	$681,461	$691,397
Equity in earnings of unconsolidated companies	27,180	31,391	14,556

	709,577	712,852	$705,953

Operating Expenses:
Rental expenses	126,820	120,609	117,682
Real estate taxes	73,295	70,312	70,786
Interest expense	116,570	111,419	131,048
Depreciation and amortization	174,250	157,116	161,259

	490,935	459,456	480,775

Earnings from rental operations	218,642	253,396	225,178

SERVICE OPERATIONS:
Revenues:
General contractor gross revenue	194,439	264,455	292,661
General contractor costs	(172,559)	(229,845)	(253,763)

Net general contractor revenue	21,880	34,610	38,898
Property management, maintenance, & leasing fees	14,301	22,824	25,477
Construction management and development activity income	29,428	19,142	16,965
Other income	2,971	3,883	1,459

Total revenue	68,580	80,459	82,799
Operating expenses	38,310	45,344	50,039

Earnings from service operations	30,270	35,115	32,760

General and administrative expense	(25,353)	(15,553)	(21,128)

Operating income	223,559	272,958	236,810
OTHER INCOME (EXPENSE):
Interest income	3,849	5,091	6,836
Earnings from sale of land and depreciable property dispositions, net of impairment adjustment	2,340	45,708	60,692
Other revenue (expense)	182	(2,582)	(963)
Other minority interest in earnings of subsidiaries	(1,093)	(2,411)	(2,145)
Minority interest in earnings of common unitholders	(18,196)	(31,904)	(31,916)
Minority interest in earnings of preferred unitholders	(7,560)	(8,408)	(8,408)

Income from continuing operations	203,081	278,452	260,906
Discontinued operations:
Net income from discontinued operations, net of minority interest	3,259	3,957	1,033
Loss on sale of discontinued operations, net of impairment adjustments and minority interest	(15)	—	—

Income from discontinued operations	3,244	3,957	1,033
Net income	206,325	282,409	261,939
Dividends on preferred shares	(45,053)	(52,442)	(48,981)

Net income available for common shareholders	$161,272	$229,967	$212,958

Basic net income per common share:
Continuing operations	$1.18	$1.74	$1.67
Discontinued operations	0.02	0.03	0.01

Total	$1.20	$1.77	$1.68

Diluted net income per common share:
Continuing operations	$1.17	$1.72	$1.65
Discontinued operations	0.02	0.03	0.01

Total	$1.19	$1.75	$1.66

Weighted average number of common shares outstanding	133,981	129,660	126,836

Weighted average number of common and dilutive potential common shares	150,839	151,710	147,441

See accompanying Notes to Consolidated Financial Statements.

DUKE REALTY CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(14) Discontinued Operations

        During the period January 1, 2003 through June 30, 2003 the Company sold or held for sale four properties owned by the Company and not classified as assets held for sale as of December 31, 2002. The results of operations from such properties have been reclassified as income from discontinued operations for the years ended December 31, 2002, 2001, and 2000 in the consolidated statements of operations. The effect of these reclassifications resulted in a decrease to income from discontinued operations for the year ended December 31, 2002 of $2.1 million, which included a $2.5 million reclass of an impairment charge, net of minority interest. For 2001 and 2000, these reclassifications resulted in an increase of $809,000 and $23,000, respectively.

        In addition, the reclassifications of the operations of these four properties to discontinued operations result in the following restated segment disclosures:

	2002	2001	2000
Revenues
Rental Operations:
Office	$397,975	$378,955	$331,885
Industrial	274,633	284,517	327,283
Retail	6,933	18,213	28,467
Service Operations	68,580	80,459	82,799

Total Segment Revenues	748,121	762,144	770,434
Non-Segment Revenue	30,036	31,167	18,318

Consolidated Revenue from continuing operations	778,157	793,311	788,752
Discontinued Operations	9,405	10,497	5,873

Consolidated Revenue	$787,562	$803,808	$794,625

Funds From Operations
Rental Operations:
Office	$265,745	$255,128	$225,252
Industrial	211,097	221,691	256,010
Retail	5,990	15,036	23,008
Services Operations	30,270	35,115	32,760

Total Segment FFO	513,102	526,970	537,030
Non-Segment FFO:
Interest expense	(116,570)	(111,419)	(131,048)
Interest income	3,849	5,091	6,836
General and administrative expense	(25,353)	(15,553)	(21,128)
Gain on land sales	4,478	5,080	9,165
Other expenses	(368)	(3,899)	(2,826)
Minority interest in earnings of common unitholders	(18,196)	(31,904)	(31,916)
Minority interest in earnings of preferred unitholders	(7,560)	(8,408)	(8,408)
Other minority interest in earnings of subsidiaries	(1,093)	(2,411)	(2,145)
Minority interest share of FFO adjustments	(20,329)	(16,483)	(15,698)
Joint Venture FFO	44,837	45,570	24,182
Dividends on preferred shares	(45,053)	(52,442)	(48,981)
Discontinued operations, net of minority interest	5,907	6,555	2,297

Consolidated FFO	337,651	346,747	317,360
Depreciation and amortization on continuing operations	(174,250)	(157,116)	(161,259)
Depreciation and amortization on discontinued operations	(1,371)	(2,598)	(1,264)
Share of joint venture adjustments	(17,657)	(14,177)	(9,104)
Earnings (loss) from depreciated property sales on continuing operations	(2,138)	40,628	51,527
Earnings (loss) from depreciated property sales on discontinued operations	(1,292)	—	—
Minority interest share of adjustments	20,329	16,483	15,698

Net income available for common shareholders	$161,272	$229,967	$212,958

Assets
Rental Operations
Office	$2,677,427	$2,625,015
Industrial	2,144,686	2,184,234
Retail	71,072	64,946
Service Operations	91,399	99,554

Total Segment Assets	4,984,584	4,973,749
Non-Segment Assets	364,239	356,284

Consolidated Assets	$5,348,823	$5,330,033

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DUKE REALTY CORPORATION AND SUBSIDIARIES Consolidated Statements of Operations For the Year Ended December 31, (in thousands, except per share amounts)
Notes to Consolidated Financial Statements—(Continued)